Exhibit 99.1

PRESS RELEASE

CONTACT:
Brian L. Cantrell
Alliance Resource Partners, L.P.
1717 South Boulder Avenue, Suite 600
Tulsa, Oklahoma 74119
(918) 295-7673

ALLIANCE RESOURCE PARTNERS, L.P.

Excel No. 3 Mine Re-entered; Mine Recovery Efforts Underway

Tulsa, Oklahoma, January 14, 2005 – Alliance Resource Partners, L.P. (NASDAQ: ARLP) today announced that its wholly-owned MC Mining, LLC subsidiary has re-entered its Excel No. 3 mine to begin recovery of the mine located in Pike County, Kentucky. MC Mining temporarily idled the Excel No. 3 mine on December 26, 2004 following the occurrence of a mine fire that originated along a belt conveyor line. (See ARLP Press Releases dated, December 27, 2004 and January 7, 2005.)

On January 8, 2005, MC Mining, along with mine rescue teams from the Mine Safety and Health Administration (“MSHA”) and the Kentucky Office of Mine Safety and Licensing (“OMSL”), entered the Excel No. 3 mine. Under a mine recovery plan developed in conjunction with MSHA and OMSL, MC Mining is currently constructing temporary barriers to contain the area of the mine affected by the fire. Recovery efforts will continue with the construction of permanent barriers designed to completely isolate the mine fire area. Once the permanent barriers are completed, MC Mining will begin efforts to repair and rehabilitate the Excel No. 3 mine infrastructure. Assuming that mine recovery and rehabilitation efforts progress as expected, it is currently anticipated that limited production operations at Excel No. 3 will resume early in the second quarter and return to full production around the third quarter of this year.

The Excel No. 3 mine is an underground mining complex that employs approximately 250 workers. The mine produces low-sulfur coal from the Pond Creek seam utilizing continuous mining units and room-and-pillar techniques. Production from the mine averaged approximately 160,000 tons per month.

The statements and projections used throughout this release are based on current expectations. These statements and projections are forward-looking, and actual results may differ materially. These projections do not include the potential impact of any mergers, acquisitions or other business combinations that may occur after the date of this release. At the end of this release, we have included more information regarding the business risks that could affect our results.

Alliance Resource Partners is the nation’s only publicly traded master limited partnership involved in the production and marketing of coal. Alliance Resource Partners currently operates mining complexes in Illinois, Indiana, Kentucky and Maryland.

-MORE-

FORWARD-LOOKING STATEMENTS: With the exception of historical matters, any matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projected results. These risks, uncertainties and contingencies include, but are not limited to, the following: competition in coal markets and our ability to respond to the competition; fluctuation in coal prices, which could adversely affect our operating results and cash flows; deregulation of the electric utility industry or the effects of any adverse changes in the domestic coal industry, electric utility industry, or general economic conditions; dependence on significant customer contracts, including renewing customer contracts upon expiration of existing contracts; customer bankruptcies and/or cancellations of, or breaches to, existing contracts; customer delays or defaults in making payments; fluctuations in coal demand, prices and availability due to labor and transportation costs and disruptions, equipment availability, governmental regulations and other factors; our productivity levels and margins that we earn on our coal sales; any unanticipated increases in labor costs, adverse changes in work rules, or unexpected cash payments associated with post-mine reclamation and workers’ compensation claims; any unanticipated increases in transportation costs and risk of transportation delays or interruptions; greater than expected environmental regulations, costs and liabilities; a variety of operational, geologic, permitting, labor and weather-related factors; risks of major mine-related accidents or interruptions; results of litigation; difficulty maintaining our surety bonds for mine reclamation as well as workers’ compensation and black lung benefits; difficulty obtaining commercial property insurance; and risks associated with our 10.0% participation (excluding any applicable deductible) in the commercial property program.

Additional information concerning these and other factors can be found in the Partnership’s public periodic filings with the Securities and Exchange Commission (“SEC”), including the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2003 filed on March 12, 2004 with the SEC. Except as required by applicable securities laws, the Partnership does not intend to update its forward-looking statements.

-END-